Exhibit 1.1

Execution Version

2,369,668 Shares

INSULET CORPORATION

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

May 12, 2020

May 12, 2020

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives of the several Underwriters listed in Schedule II to this Agreement

Ladies and Gentlemen:

Insulet Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are acting as representatives (the “Representatives”), 2,369,668 shares of its common stock, par value $0.001 per share, as set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 355,450 shares of its common stock, par value $0.001 per share, as set forth in Schedule I hereto (the “Option Shares”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock of the Company, par value $0.001 per share, are hereinafter referred to as the “Common Stock.”  If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a preliminary prospectus, relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated May 12, 2020 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the Securities Act, that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.     Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Representatives that:

(a)          The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through any of the Representatives expressly for use therein, it being understood and agreed that the only such information is that as described in Section 8(b) hereof.

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)          The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries in conformity with generally accepted accounting principles in the United States (“GAAP”) at the respective dates and the results of their operations and the changes in their cash flows for the periods specified; all such financial statements have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and any supporting schedules to the financial statements included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.

(e)          Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, or the issuance of shares pursuant to the Company’s employee stock purchase plan described in, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii), as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus.

(f)          The Company and each of its Significant Subsidiaries are duly organized and validly existing and in good standing in their respective jurisdictions of organization (to the extent such concepts or their functional equivalents are recognized under the laws of their respective jurisdictions of organization), are duly qualified to do business and are in good standing (to the extent such concepts or their functional equivalents are recognized under the laws of their respective jurisdictions of organization) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.  The subsidiaries listed in Schedule III to this Agreement are the only significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company (the “Significant Subsidiaries”).

(g)          The authorized capital stock of the Company conforms as to legal matters in all material respects to the descriptions thereof contained or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus.

(h)          The shares of Common Stock issued and outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)           The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j)           Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) so qualifies (except to the extent qualification became or becomes limited by the $100,000 per year limitation in Section 422(d) of the Code), (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the applicable terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including, to the extent applicable, the rules of The Nasdaq Global Market and any other exchange on which Company securities are traded and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required by the Exchange Act and all other applicable laws.

(k)          The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby will have been duly and validly taken by the respective Closing Date.

(l)           This Agreement has been duly authorized, executed and delivered by the Company.

(m)         Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)          The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)          No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, or the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and in connection with the listing of the Shares on The Nasdaq Global Market, or (ii) where the failure to obtain such consents, approvals, authorizations, orders or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or materially and adversely affect the consummation of any of the transactions contemplated by this Agreement.

(p)          Except as described in each of the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; the Company has not received any written notice that any such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and, except as would not reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would have been required under the Exchange Act to be described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “2020 First Quarter Form 10-Q”, and together with the 2019 Form 10-K, the “Recent Annual/Quarterly Filings”) that are not so described in the Recent Annual/Quarterly Filings and (ii) the Company is in compliance with the requirements (A) to describe the statutes, regulations, contracts and other documents that are required under the Exchange Act to be described in the Recent Annual/Quarterly Filings and (B) to file as exhibits the contracts and other documents that are required to be filed as exhibits to the Recent Annual/Quarterly Filings.

(q)          Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)          Grant Thornton LLP (“GT”), who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)          Except as described in each of the Time of Sale Prospectus and the Prospectus, the Company or its applicable subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)           Except as described in each of the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses described in the Time of Sale Prospectus and the Prospectus, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others and (ii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others and no executive officer of the Company has received any other notice of such claim, except, in the case of clauses (i) and (ii), for any such failure to own or possess, conflict, infringement or misappropriation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)          No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors and officers (as defined in Item 404(a) of Regulation S-K under the Securities Act) of the Company, and to the Company’s knowledge, the stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-3 to be filed with the Commission and that is not so described  in each of the Time of Sale Prospectus and the Prospectus.

(v)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)         The Company and its subsidiaries have paid all federal, state, local and foreign taxes (including satisfying any withholding tax obligations) and filed all tax returns required to be paid or filed through the date hereof, except for taxes being contested in good faith by appropriate procedures and for which adequate reserves have been established in accordance with GAAP or where such failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed  in the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)          The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described  in the Registration Statement, Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course where such revocation, modification or failure to renew would reasonably be expected to have a Material Adverse Effect.

(y)          No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or its subsidiaries, except in each case as would not have a Material Adverse Effect.

(z)          (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability relating to the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (D) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii), for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)        (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in liability to the Company or its subsidiaries that is material to the Company and its subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in liability to the Company or its subsidiaries that is material to the Company or its subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan subject to Section 412 of the Code or Section 302 of the Code exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in liability to the Company or its subsidiaries that is material to the Company and its subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) that could reasonably be expected to result in liability to the Company or its subsidiaries that is material to the Company and its subsidiaries taken as a whole; and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company or its subsidiaries that is material to the Company and its subsidiaries taken as a whole.

(bb)        The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)         The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, those policies and procedures of the Company that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company and its subsidiaries that could have a material effect on the consolidated financial statements of the Company and its subsidiaries.

(dd)        (i) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which they are engaged; and (ii) neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate, director, officer, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted and maintained policies and procedures designed to promote compliance with all applicable anti-bribery and anti-corruption laws, and have enforced such policies in all material respects.

(ff)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), in each case, to the extent applicable to the Company, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)            Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any employee, agent or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the geographic region in southeastern Ukraine known as Crimea (each, a “Sanctioned Country/Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country/Territory (to the extent such country or territory remains the subject or target of Sanctions at such time) or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions.  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country/Territory (to the extent such country or territory was the subject or target of Sanctions at such time).

(hh)        To the Company’s knowledge, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms applicable to such Open Source Software, and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(ii)          Except as described  in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all material internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), (ii) the Company has not received any notification of or complaint regarding, and is unaware of any Data Security Obligation that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging the Company’s non-compliance with any Data Security Obligation.

(jj)          Except as described in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have taken all commercially reasonable technical and organizational measures to protect their information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained and implemented and, to the Company’s knowledge, have complied with, in all material respects, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). The Company and its subsidiaries have no knowledge of any such Breach and have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach.

(kk)        Except as described  in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)          Except as disclosed to the Representatives prior to the date hereof, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares. The Company has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares or the Common Stock in violation of Regulation M under the Exchange Act.

(mm)      The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Time of Sale Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)        Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)        There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)        There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(rr)         The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ss)         Prior to the filing of the Time of Sale Prospectus, the Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the- Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors related to the transactions contemplated by this Agreement undertaken in reliance on Rule 163B of the Securities Act.

2.     Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the respective number of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Option Shares.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 calendar days after the date of the Prospectus (the “Exercise Period”); provided that any Option Closing Date (as defined below) shall occur within the Exercise Period.  Any such exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date during the Exercise Period on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is sent to the Company and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such exercise notice.  On each day, if any, that Option Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may reasonably determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.    Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable.  The Company is further advised by the Representatives that the Shares are to be offered to the public initially upon the terms set forth in the Prospectus.

4.    Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than the last day of the Exercise Period, as shall be designated in writing by the Representatives.

The Firm Shares and the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.    Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(b)          The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement be true and correct on and as of the Closing Date.

(c)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred a Material Adverse Effect since the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred a Material Adverse Effect since the Time of Sale Prospectus and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)          (i) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wachtell, Lipton, Rosen & Katz, outside counsel for the Company (“Wachtell Lipton”), dated the Closing Date, substantially in the forms agreed to between Wachtell Lipton and DPW (as defined below) prior to the date hereof.  Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(ii) The Underwriters shall have received on the Closing Date an opinion from John W. Kapples, in his capacity as General Counsel for the Company and not in his personal capacity, dated the Closing Date, substantially in the form agreed to between John W. Kapples and DPW prior to the date hereof.

(f)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kacvinsky Daisak Bluni PLLC, outside intellectual property counsel for the Company (“KDB”), dated the Closing Date, substantially in the form agreed to between KDB and DPW prior to the date hereof.  Such opinion letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)          The Underwriters shall have received on the Closing Date a customary opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters (“DPW”), dated the Closing Date.

(h)          The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from GT, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus  and the Prospectus; provided, that each such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)           The Shares shall have been submitted for listing on The Nasdaq Global Select Market, subject to notice of issuance.

(j)           The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(k)          On each of the date hereof and on the Closing Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer, to the effect set forth in Exhibit B hereto.

(l)           The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)          the representations and warranties of the Company contained herein shall be true and correct as of the Option Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Option Closing Date;

(ii)         a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Option Closing Date;

(iii)        (A) an opinion and negative assurance letter of Wachtell, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the opinion and negative assurance letter required by Section 5(e)(i) hereof, and (B) an opinion of John W. Kapples, in his capacity as General Counsel for the Company and not in his personal capacity, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the opinion required by Section 5(e)(ii) hereof;

(iv)        a letter of KDB, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the letter required by Section 5(f) hereof;

(v)         a letter of DPW, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the letter required by Section 5(g) hereof;

(vi)        a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from GT, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided, that each letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)       a certificate dated the Option Closing Date of the Company’s chief financial officer, pursuant to Section 5(k) hereof; and

(viii)      such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

6.    Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Registration Statement, Time of Sale Prospectus, any Testing-the-Waters Communication, any free writing prospectus related to the offer and sale of the Shares or the Prospectus or the initiation or threatening of any proceeding for that purpose, (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Shares (provided that the Representatives will use their reasonable best efforts to inform the Company promptly upon such completion) as a result of which any of the Registration Statement, Time of Sale Prospectus, any Testing-the-Waters Communication, any free writing prospectus related to the offer and sale of the Shares or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Registration Statement, Time of Sale Prospectus, any Testing-the-Waters Communication, any free writing prospectus related to the offer and sale of the Shares or the Prospectus is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Time of Sale Prospectus, any Testing-the-Waters Communication, any free writing prospectus related to the offer and sale of the Shares or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable best efforts to obtain as soon as reasonably possible the withdrawal thereof.

(b)          To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Sections 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)          Prior to the earlier of (i) the last business day of the Exercise Period, or (ii) the Option Close Date where the Underwriters have exercised the option to acquire Optional Shares in full, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)           To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object, in each case to the extent related to the transactions contemplated hereby.

(e)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, in each case to the extent related to the transactions contemplated hereby.

(f)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus  in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus  to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)          To endeavor to qualify the Shares for offer and sale under the Shares or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses incurred by it in connection with the preparation and the filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, up to a maximum of $10,000, in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on The Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, the costs and charges of any transfer agent, registrar or depositary, the cost of the preparation, issuance and delivery of the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 and the last paragraph of Section 10, the Representatives will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to such third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that becomes effective upon filing thereof;

(k)          If requested by the Representatives, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, such consent not to be unreasonably withheld, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l)           If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)         The Company also agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the Representatives’ prior written consent, other than (A) the Shares to be sold pursuant to this Agreement, (B) issuances of shares of Common Stock upon the conversion or exchange of the Company’s $700 million aggregate principal amount of 0.375% Convertible Senior Notes due 2026 or upon conversion or exchange of the Company’s 1.375% Convertible Senior Notes, due November 2024, (C) any shares of Common Stock of the Company issued upon the exercise of options granted under employee benefit plans as existing on the date hereof and described in the Time of Sale Prospectus and the Prospectus, (D) any employee stock options or restricted stock units or performance share units issued pursuant to the Company’s equity incentive plans existing at the date hereof and described in the Time of Sale Prospectus and the Prospectus, (E) the shares of Common Stock of the Company issued upon conversion of outstanding convertible notes pursuant to the terms of the instruments governing such securities as in effect on the date hereof, (F) the issuances of options, restricted stock units or other awards to newly hired employees, provided such awards do not vest or are not exercisable during such 60-day period and (G) the filing and effectiveness under the Securities Act of any registration statement on Form S-8 relating to the Company’s equity incentive plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus.

7.    Covenants of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8.     Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate, director and officer of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act related to the offer and sale of the Shares, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act related to the offer and sale of the Shares, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) related to the offer and sale of the Shares, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication related to the offer and sale of the Shares, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 8(a) above from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the information in the third paragraph (related to concessions) and in the seventeenth paragraph (describing stabilization transactions) under the caption “Underwriting.”

(c)          In case any proceeding (including any governmental investigation) shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party in writing shall not relieve the indemnifying party from any liability that it may have under Section 8(a) or 8(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          To the extent the indemnification provided for in Sections 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any documented legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate, director or officer of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.    Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or in the case of the Option Shares, prior to the Option Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, The Nasdaq Global Market or The Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter markets, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus  or the Prospectus.

10.   Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or the Company.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or pursuant to clause (ii) of Section 9 of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.   Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)   The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.  Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.   Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

14.   Submission to Jurisdiction.  The Company and each of the Underwriters hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and each of the Underwriters waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company and each of the Underwriters agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any court to the jurisdiction of which Company and the Underwriters are subject by a suit upon such judgment.

15.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.  Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.  Notwithstanding anything in this Agreement to the contrary, any internal or outside counsel to the Company may rely on any and all of the representations, warranties, covenants and agreements contained in this Agreement.

19.   Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax (212) 622-8358), Attention: Equity Syndicate Desk; and if to the Company shall be delivered, mailed or sent to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: John W. Kapples, Senior Vice President, General Counsel and Secretary.

20.   Recognition of the U.S. Special Resolution Regime.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

Insulet Corporation

By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President, Secretary and General Counsel

Accepted as of the date hereof

Morgan Stanley & Co. LLC J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

Morgan Stanley & Co. LLC

By:	/s/ Chris Rigoli
Name: Chris Rigoli
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/Ben Burdett
Name: Ben Burdett
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC

Registration Statement File No.:	333-238195

Time of Sale Prospectus	1.	Prospectus dated May 12, 2020 relating to the Shelf Shares

	2.	The preliminary prospectus supplement dated May 12, 2020 relating to the Shares

	3.	The following orally communicated pricing information:
Number of Firm Shares: 2,369,668 Number of Option Shares: 355,450 Initial Public Offering Price: $211.00 per share

Title of Shares to be purchased:	Common Stock, par value $0.001 per share

Purchase Price:	$202.0325 a share

Selling Concession:	$5.3805 a share

Closing Date and Time:	May 15, 2020 9:00 a.m.

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,421,801
J.P. Morgan Securities LLC	947,867
Total:	2,369,668

II-1

SCHEDULE III

Significant Subsidiaries

1.	Insulet MA Securities Corporation
2.	Insulet International Ltd.

III-1

SCHEDULE IV

Testing-The-Waters Communications

1.	Investor Presentation dated May 11, 2020

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

LOCK-UP AGREEMENT

May 12, 2020

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

As Representatives of
the several Underwriters listed in
Schedule II to the Underwriting
Agreement referred to below

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o  J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York  10179

Re:          Insulet Corporation --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you (the “Representatives”), as Representatives of the several Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Insulet Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares (the “Shares”) of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make  the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus Supplement” and such 60-day period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exchangeable for Common Stock:

(i)
pursuant to a trading plan established under Rule 10b5-l (a “10b5-1 Trading Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the undersigned in effect on the date hereof (an “Existing 10b5-1 Trading Plan”), provided that no filing or public announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in (i);

(ii)	as a bona fide gift or gifts or by will or intestacy;

(iii)	to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv)	if the undersigned is a corporation, to an “affiliate,” as such term is defined in Rule 501(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”);

(v)	if the undersigned is a limited liability company, to a member or affiliated limited liability company;

(vi)	if the undersigned is a partnership, to a partner or affiliated partnership;

(vii)	if the undersigned is a trust, to its trustees, beneficiaries or settlors;

(viii)	pursuant to operation of law with respect to a domestic relations order or in connection with a divorce settlement;

(ix)
pursuant to an order of a court or regulatory agency, provided that no filing or public announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described herein;

(x)
to the Company or withholding by the Company to satisfy any tax withholding obligations (including a cashless exercise) of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise or vesting of stock options, restricted stock units, restricted stock awards or other similar equity incentive awards that have been granted prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is described in the Prospectus Supplement and the accompanying prospectus and is in place prior to the date of the Underwriting Agreement), provided that no filing or public announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act is required to be made, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described herein;

provided that in the case of clauses (ii) through (viii), (A) it shall be a condition to the transfer that the donee or transferee execute an agreement stating that the donee or transferee is receiving and holding such Common Stock subject to the provisions of this Letter Agreement and there shall be no further transfer of such Common Stock except in accordance with this Letter Agreement, (B) any such transfer shall not involve a disposition for value, (C) no filing or other public announcement by any party (donor, donee, transferor, transferee, pledgor or pledgee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D, Schedule 13G or other filing made after the expiration of the Restricted Period) and (D) each party (donor, donee, transferor, transferee, pledgor or pledgee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, the undersigned may enter into a new 10b5-1 Trading Plan so long as  (a) the undersigned will not, during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) to the extent a public announcement or filing by any party (donor, donee, transferor, transferee, pledgor or pledgee) under the Exchange Act, if any, is required  in connection with such entry into a new 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock shall be made during the Restricted Period and no other public announcement shall be voluntarily made in connection with the entry into such plan and no filing or other public announcement shall be voluntarily made.  For the avoidance of doubt, any change to an Existing 10b5-1 Trading Plan solely to replace the plan administrator (with no changes to the termination date of the Plan, the number of shares of Common Stock and prices at which any such shares of Common Stock may be transferred pursuant to such 10b5-1 Trading Plan) will not be deemed the entry into a new 10b5-1 Trading Plan for purposes of this Letter Agreement, and any such 10b5-1 Plan, as amended, will constitute an Existing 10b5-1 Trading Plan for purposes of this Letter Agreement.

Notwithstanding the foregoing, nothing in this Letter Agreement will prohibit (i) any exercise (including a cashless exercise) of options or warrants to purchase Common Stock or securities convertible into or exchangeable for Common Stock or the conversion or exchange of any equity security held by the undersigned into Common Stock or vesting of outstanding restricted stock units, restricted stock awards or other similar equity incentive awards that have been granted prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is in place prior to the date of the Underwriting Agreement); provided that any Common Stock received upon such exercise, conversion or exchange will be subject to this Letter Agreement and that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described and that (B) no shares were sold by the reporting person, (ii) any transaction with respect to shares of Common Stock acquired in market transactions following the closing date of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (iii) forfeitures of Common Stock to the Company solely to satisfy tax withholding requirements in connection with the vesting of restricted stock units of the undersigned that vest during the Restricted Period or (iv) any transaction to which the Representatives have given their prior written consent.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, upon the earliest to occur, if any, of (i) the Underwriting Agreement not being executed before May 31, 2020, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) terminating or being terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) either the Representatives or the Company advising the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, the undersigned shall be automatically released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

EXHIBIT B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

INSULET CORPORATION

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

May [●], 2020

Reference is hereby made to the Underwriting Agreement, dated May 12, 2020 (the “Underwriting Agreement”), between Insulet Corporation (the “Company”) and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters named on Schedule II thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Underwriting Agreement, I, Wayde D. McMillan, solely in my capacity as Chief Financial Officer of the Company and not in my individual capacity, do hereby certify pursuant to Section 5(k) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

(a)          The items identified on certain pages of the Company’s [Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on February 26, 2020, Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2020 and Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020 filed with the Securities and Exchange Commission on May 8, 2020,] which are attached hereto as Exhibit A, have been extracted from, or calculated on the basis of information derived from, the Company’s management records and business records and was and are true and accurate in all material respects on and as of the date of the Registration Statement, the Time of Sale Prospectus  and the Prospectus.

B-1